Exhibit 5.1

July 15, 2022

Staffing 360 Solutions, Inc.

757 Third Avenue, 27th Floor

New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel for Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a post-effective amendment to Form S-3 on Form S-1 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 190,074 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), comprised of (i) 130,493 shares of Common Stock (the “Series F Shares”) issued upon the conversion of 4,697.6328 shares of Series F convertible preferred stock (the “Series F Preferred Stock”), (ii) 22,224 shares of Common Stock (the “April 2021 Warrant Shares”) issuable upon the exercise of warrants (the “April 2021 Warrants”) that were issued pursuant to the Securities Purchase Agreement, dated April 21, 2021 (the “Purchase Agreement”), (iii) up to 9,789 shares of Common Stock (the “April Wainwright Warrant Shares”) issuable upon the exercise of the warrants (the “April Wainwright Warrants”) issued to H.C. Wainwright & Co., LLC (“Wainwright”), which served as our exclusive placement agent in connection with a private placement that closed on April 23, 2021, or its designees, (iv) up to 6,023 shares of Common Stock (the “December Public Offering Warrant Shares”) issuable upon the exercise of warrants (the “December Public Offering Warrants”) that were issued to Wainwright as part of Wainwright’s compensation for serving as underwriter in connection with the public offering consummated in December 2020, or its designees, (v) up to 3,331 shares of Common Stock (the “December RD Warrant Shares”) issuable upon the exercise of warrants (the “December RD Warrants”) that were issued to Wainwright as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the registered direct offering consummated in December 2020, or its designees, and (vi) up to 18,214 shares of Common Stock (the “February Public Offering Warrant Shares” and, together with the April Wainwright Warrant Shares, the December Public Offering Warrant Shares and the December RD Warrant Shares, the “Wainwright Warrant Shares”) issuable upon the exercise of warrants (the “February Public Offering Warrants” and, together with the April Wainwright Warrants, the December Public Offering Warrants and the December RD Warrants, the “Wainwright Warrants”) that were issued to Wainwright as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the February 2021 Placement, or its designees. The Series F Shares, the April 2021 Warrant Shares and the Wainwright Warrant Shares are referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company, as of the date hereof (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the April 2021 Warrants, (iv) the Wainwright Warrants; (v) a specimen of the Company’s Common Stock certificate; (vi) the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock; and (vii) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Series F Shares are validly issued, fully paid and non-assessable; (ii) the April 2021 Warrant Shares, when issued in accordance with the terms of the April 2021 Warrants, will be validly issued, fully paid and non-assessable; and (iii) the Wainwright Warrant Shares, when issued in accordance with the terms of the Wainwright Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP